Exhibit 99.1

Greenwave Announces Receipt of Additional Delinquency Notice from Nasdaq

(Chesapeake, VA) May 27, 2026 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (Nasdaq: GWAV), an operator of metal recycling facilities in Virginia, North Carolina, and Ohio, today reported that the Company received an additional delinquency notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) on May 21, 2026, which indicated that, as a result of the delay in the Company’s filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2026 (the “Q1 Form 10-Q”) by the applicable due date, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”). The additional delinquency could serve as an additional basis for the delisting of the Company’s securities from Nasdaq.

As previously disclosed on April 22, 2026, the Company received a delinquency notification from Nasdaq regarding the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report” and together with the Q1 Form 10-Q, the “Late Reports”). Nasdaq informed the Company that it has until June 22, 2026 to submit a plan to regain compliance with the Rule. If the Staff accepts the Company’s plan to regain compliance, then it may grant the Company an exception of up to 180 calendar days from the Annual Report’s due date, or until October 12, 2026, to evidence compliance with the Rule. The Company plans to submit such plan to Nasdaq by or before June 22, 2026.

Neither the Notice nor the Company’s non-compliance with the Rule has an immediate effect on the listing or trading of the Company’s securities on Nasdaq, which will continue to trade on The Nasdaq Capital Market under the symbol “GWAV.” The Company continues to work diligently to complete and file the Late Reports with the SEC and regain compliance with Rule and thereby evidence compliance with such requirement as soon as practicable.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc., is an operator of 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The Company’s recycling facilities collect, classify, and process raw scrap metal (ferrous and nonferrous) and implement several unique technologies to increase metal processing volumes and operating efficiencies, including a downstream recovery system and cloud-based ERP system.

Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times. Recycling steel provides key environmental benefits over virgin metals, including reduced energy use, lower CO2 emissions, lower waste, and conserving natural resources. The Company’s customers include large corporations, industrial manufacturers, retail customers, and government organizations. The Company plans to aggressively expand its footprint of locations by acquiring independent, profitable scrap yards in the coming months. For more information, please visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s Common Stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

(800) 490-5020

Info@GWAV.com